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                                                               EXHIBIT 10.18


                     SECOND RIDER TO SUBORDINATION AGREEMENT


      This Second Rider to Subordination Agreement (this "Rider") dated February 25, 1997 amends and modifies that certain Subordination Agreement dated as of June 7, 1996 among CoreStates Bank, N.A. (the "Bank"), Diplomat Ambassador, Inc. ("Borrower") and Rudy Slucker ("Creditor"), as amended and modified by that certain Rider to Subordination Agreement dated June 7, 1996 (the "First Rider"; the Subordination Agreement, as amended and modified by the First Rider, the "Subordination Agreement").

      On June 6, 1996, the Bank made a $6,000,000 demand line of credit (the "Demand Line") available to Borrower. Thereafter, the Demand Line was increased to $8,250,000. Borrower has requested an increase in the Demand Line to $12,000,000. The Bank is agreeable to such an increase provided that, among other things, Creditor makes a subordinated loan to Borrower of not less than $250,000 (the "Shareholder Acquisition Loan") subject to the terms and conditions of this Rider.

      1. Capitalized terms not defined herein shall have the meaning given to such terms in the Subordination Agreement.

      2. Provided that no default or event of default exists under Demand Line or any other indebtedness of Borrower to the Bank and notwithstanding anything to the contrary in the Subordination Agreement, Borrower is permitted to pay to
Creditor:

         a. interest that accrues on the principal of the Shareholder Acquisition Loan, provided that the Shareholder Acquisition Loan shall not bear interest at a rate greater than 8% per annum.

         b. the principal of the Shareholder Acquisition Loan in whole or in part, provided that Borrower has excess borrowing availability under the Demand Line of at least $750,000 for a period of not less than 90 consecutive days or $1,000,000 for a period of not less than 60 consecutive days immediately proceeding and continuing on the date of such proposed repayment of the Shareholder Acquisition Loan. As used herein, the phrase "excess borrowing availability" shall mean the excess of Borrower's Borrowing Base over Borrower's Credit Limit (as such terms are defined in the Loan Agreement dated June 7, 1996 between Borrower and the Bank, as amended from time to time).

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      IN WITNESS WHEREOF, the undersigned, individually or by their duly authorized officers, have executed this Rider on the day and year first above written.

(Corporate Seal)                     DIPLOMAT AMBASSADOR, INC.

Attest:
                                     By /s/ Barry Budilov
                                        -----------------------------
/s/ Rudy Slucker                     Title: President
---------------------------                 --------------------------
    Secretary

Witness:

/s/ Barry Budilov                    /s/ Rudy Slucker
---------------------------          ---------------------------------
                                     Rudy Slucker

                                     CORESTATES BANK, N.A.,


                                     By /s/ James G. Kelly
                                        ------------------------------
                                     Title: Vice President
                                            --------------------------


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